                            SCHEDULE 14A INFORMATION

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A Information

                   Proxy Statement Pursuant to Section 14(a)
           of the Securities Exchange Act of 1934 (Amendment No.    )

    /X/  Filed by the Registrant
    / /  Filed by a Party other than the Registrant

    CHECK THE APPROPRIATE BOX:

    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                      HA-LO INDUSTRIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
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
                             HA-LO INDUSTRIES, INC.

                             5980 WEST TOUHY AVENUE

                             NILES, ILLINOIS 60714

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 1997

    Notice is hereby given that the Annual Meeting of Shareholders of HA-LO Industries, Inc., an Illinois corporation (the "Company"), will be held in the Assembly Room of Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor East 60606 on Monday, June 2, 1997 at 10:00 a.m., local time, for the following purposes:

    (1) To elect ten directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified;

    (2) To approve the HA-LO Industries, Inc. 1997 Stock Plan (Restated);

    (3) To ratify the reappointment of the firm of Arthur Andersen LLP as the Company's independent auditors for 1997; and

    (4) To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on April 23, 1997 are entitled to notice of and to vote at the meeting and at any postponements or adjournments thereof. A complete list of the shareholders entitled to vote at the meeting will be subject to inspection by any shareholder at the Company's principal executive office, during usual business hours, for a period of ten days prior to the meeting.

                                         By Order of the Board of Directors,
                                          BARBARA G. BERMAN
                                          SECRETARY

Niles, Illinois
April 30, 1997
                            ------------------------

    THE BOARD OF DIRECTORS EXTENDS A CORDIAL INVITATION TO ALL SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN AS PROMPTLY AS POSSIBLE THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                             HA-LO INDUSTRIES, INC.

                             5980 WEST TOUHY AVENUE
                             NILES, ILLINOIS 60714

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 2, 1997

                            ------------------------

                                  INTRODUCTION

    The accompanying proxy is solicited by the Board of Directors of HA-LO Industries, Inc., an Illinois corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held on the date, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any postponements or adjournments thereof. The Company's principal executive office is located at 5980 West Touhy Avenue, Niles, Illinois 60714 and its telephone number is (847) 647-2300. Shareholders of record at the close of business on April 23, 1997 are entitled to notice of and to vote at the meeting. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 30, 1997.

                                  THE MEETING

VOTING AT THE MEETING

    On April 23, 1997, there were issued and outstanding 19,824,815 shares of common stock, no par value (the "Common Stock"). Each share of Common Stock issued and outstanding on the record date entitles the holder thereof to one vote on all matters submitted to a vote of shareholders at the meeting.

    The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum. The affirmative vote of the holders of a majority of the shares represented at the meeting, whether present in person or represented by proxy, will be necessary for the election of directors, for the approval of the HA-LO Industries, Inc. 1997 Stock Plan (Restated) (the "Restated Plan") and for the ratification of the reappointment of the firm of Arthur Andersen LLP as the Company's independent auditors for 1997. Abstentions and broker non-votes will have the effect of a vote against a nominee or a proposal.

PROXIES AND PROXY SOLICITATION

    All shares of Common Stock represented by properly executed proxies will be voted at the meeting in accordance with the directions marked on the proxies, unless such proxies previously have been revoked. If no directions are indicated on such proxies, they will be voted FOR the election of each nominee named below under "Election of Directors," FOR the approval of the Restated Plan and FOR the ratification of the reappointment of Arthur Andersen LLP as the Company's independent auditors for 1997. If any other matters are properly presented at the meeting for action, which is not presently anticipated, the named proxies will vote in accordance with their best judgment. Each proxy executed and returned by a shareholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a shareholder is present at the meeting, he or she may elect to revoke his or her proxy and vote his or her shares in person.

    In addition to solicitation by mail, certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telecopy. The Company will request brokers and other fiduciaries to forward proxy soliciting material to the beneficial owners of shares of Common Stock that are held of record by such brokers and fiduciaries and will reimburse such persons for their reasonable out-of-pocket expenses.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information concerning a shareholder of the Company, who is not a member of management, who is known by the Company to beneficially own more than 5% of the total number of outstanding shares of Common Stock. Such information is based solely on a Schedule 13D, and amendments thereto, filed by such shareholder with the Securities and Exchange Commission (the "Commission").

                                                                NUMBER OF SHARES     APPROXIMATE
                                                                  BENEFICIALLY       PERCENT OF
NAME AND ADDRESS                                                      OWNED             CLASS
--------------------------------------------------------------  -----------------  ---------------
Anne Okner
2949 West Lunt
Chicago, Illinois 60645.......................................       1,267,062(1)       6.4%

------------------------

(1) Information is as of January 23, 1997 and is reported by Ms. Okner on behalf of herself with respect to 31 shares and in her capacity as co-trustee of the (i) Samuel P. Okner Family Trust with respect to 502,031 shares, (ii) Ellyn Robbins Family Trust with respect to 310,781 shares and (iii) Joel C. Okner Family Trust with respect to 454,219 shares.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of April 16, 1997, certain information concerning the beneficial ownership of Common Stock by (i) all directors and nominees, (ii) each of the executive officers named in the Summary Compensation Table below and (iii) all directors and executive officers as a group.

Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned by that person.

                                                                NUMBER OF SHARES
                                                                  BENEFICIALLY       APPROXIMATE
                                                                      OWNED          PERCENT OF
NAME                                                            ON APRIL 16, 1997       CLASS
--------------------------------------------------------------  -----------------  ---------------
Lou Weisbach..................................................         1,984,558(1)      10.0%
Linden D. Nelson..............................................         2,612,655(2)      13.0
Seymour N. Okner..............................................           975,451(3)       4.9
Richard A. Magid..............................................           179,688(4)        *
David C. Robbins..............................................           182,328(5)        *
Barbara G. Berman.............................................            15,531(6)        *
David B. Hermelin.............................................            69,062(7)        *
Thomas Herskovits.............................................            76,812(8)        *
Jordon R. Katz................................................            31,725(9)        *
Marshall J. Katz..............................................           218,846(10)       1.1
Neil A. Ramo..................................................            67,143(11)        *
All Directors and Executive Officers
  as a Group (16 persons).....................................         6,488,548(12)      31.3

------------------------

*    Less than 1%.

 (1) Includes 19,538 shares subject to immediately exercisable options held by Mr. Weisbach. Excludes 85,000 shares held in trust for the benefit of Mr. Weisbach's wife and 4,914 shares held in trusts for the benefit of Mr. Weisbach's children, over which Mr. Weisbach has no sole or shared powers to vote or dispose.

 (2) Includes 28,915 shares owned by Maple Lane Acquisition Limited Liability Company, of which Mr. Nelson is the managing member, and 262,500 shares subject to immediately exercisable options held by Mr. Nelson.

 (3) Excludes 1,267,031 shares held in trusts for the benefit of Mr. Okner's children, over which Mr. Okner has no sole or shared powers to vote or dispose.

 (4) Includes 167,188 shares subject to immediately exercisable options held by Mr. Magid.

 (5) Includes 37,237 shares granted to Mr. Robbins as restricted stock pursuant to a Bonus Shares Agreement between Mr. Robbins and the Company which are not yet vested, 33,003 shares subject to immediately exercisable options held by Mr. Robbins, and an aggregate of 937 shares owned in trust for the benefit of Mr. Robbins' two minor children. Excludes 310,781 shares held in trust for the benefit of Mr. Robbins' wife, over which Mr. Robbins has no sole or shared powers to vote or dispose.

 (6) Includes 375 shares held individually by Ms. Berman, 9,063 shares held jointly with Ms. Berman's husband, 1,875 shares held by Ms. Berman's husband, 937 shares held by Ms. Berman's husband in his profit sharing account and 3,281 shares subject to immediately exercisable options held by Ms. Berman.

 (7) Includes 51,250 shares subject to immediately exercisable options held by Mr. Hermelin.

 (8) Includes 41,812 shares held jointly with Mr. Herskovits' wife, 11,249 shares owned by Mr. Herskovits' minor son and 23,751 shares subject to immediately exercisable options held by Mr. Herskovits.

 (9) Includes 19,875 shares held by the JR Katz Profit Sharing Plan, 1,225 shares owned by Mr. Katz's minor sons and 10,625 shares subject to immediately exercisable options held by Mr. Katz.

(10) All shares subject to immediately exercisable options held by Mr. Katz.

(11) Includes 39,702 shares subject to immediately exercisable options held by Mr. Ramo and 375 shares subject to immeditely exercisable options held by Mr. Ramo's wife.

(12) Includes shares subject to immediately exercisable options in addition to the shares included in Notes 1-11 above.

           (SECTION) 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Company's executive officers and directors and persons who beneficially own more than 10% of the Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's equity securities. Based solely on a review of the copies of such reports furnished to the Company, the Company believes that during the fiscal year ended December 31, 1996, all of its officers, directors and 10% beneficial owners timely filed all required reports, except for Mr. Robbins, Mr. Herskovits, Mr. Marshall J. Katz and Ms. Berman, each of whom filed one untimely report on Form 4, and Mr. Jordan R. Katz, who filed two untimely reports on Form 4.

                             ELECTION OF DIRECTORS

    Ten directors are to be elected to the Board of Directors. Each director elected at the meeting will hold office until the next Annual Meeting of Shareholders of the Company or until his respective successor is duly elected and qualified.

    The Board of Directors has nominated, and it is the intention of the persons named as proxies to vote for the election of, the nominees named below, each of whom has consented to serve as a director if elected. In the event that any of the nominees should be unable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unable to serve. Each of the nominees listed below has served as a director of the Company since 1992, except for the following: (i) Mr. Weisbach has served as a director since 1988, (ii) Mr. Robbins has served as a director since 1995, (iii) Mr. Okner has served as a director since October 1996 and (iv) each of Messrs. Nelson and Hermelin has served as a director since January 1997.

    As described below, the Company has entered into an agreement pursuant to which it has granted to Montgomery Ward & Co., Incorporated ("Montgomery Ward") the right to designate one person to serve on the Company's Board of Directors for the duration of the Purchasing Agreement (as hereinafter defined). See "Certain Transactions" below. From November 5, 1996 until February 12, 1997, when he resigned from the Board of Directors, Mr. Joseph Reddington was the director designated by Montgomery Ward. At such time as Montgomery Ward identifies another person to be nominated to the Board of Directors, the number of directors will be increased accordingly and such person will serve on the Board of Directors until the 1998 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified.

    Mr. Robbins is the son-in-law of Mr. Okner.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

    The following information is furnished with respect to each nominee:

NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)                                                             AGE
------------------------------------------------------------------------------------------------------------      ---
Lou Weisbach ...............................................................................................          48
  Chairman of the Board, President and Chief Executive Officer of the Company since January 1, 1988. From
  1972 through 1987, he operated the predecessor of the Company as a sole proprietorship.

Linden D. Nelson ...........................................................................................          36
  Vice Chairman of the Board of the Company and Chief Executive Officer of Creative Concepts in Advertising,
  Inc., a wholly owned advertising specialty subsidiary of the Company ("CCA"), since its acquisition by the
  Company in January 1997. He was the Chairman and Chief Executive Officer of CCA's predecessor since its inception in July 1979 through December 1996.

Richard A. Magid ...........................................................................................          38
  Chief Operating Officer of the Company since July 1996, Treasurer of the Company since August 1992, and
  Assistant Secretary of the Company since March 1996. Additionally, he was the Chief Financial Officer of
  the Company from August 1992 until July 1996 and Vice President--Finance of the Company from August 1992 through March 1996. From 1981 until joining the Company in 1992, he was employed by the accounting firm of
  Arthur Andersen LLP, most recently as an audit and financial consulting manager.

David C. Robbins ...........................................................................................          44
  Executive Vice President of the Company since November 1992. From 1978 to November 1992, he was an independent sales representative marketing specialty and premium advertising products.

David B. Hermelin ..........................................................................................          60
  Private real estate investor since 1958 through various real estate development, ownership and management partnerships. Since 1970, he has been a director of First of America Bank Corporation, S.E. and since
  1986, he has been a director of Arbor Drugs, Inc.

Thomas Herskovits ..........................................................................................          50
  Managing partner, Herskovits Enterprises since January 15, 1996. President and Chief Executive Officer of
  Specialty Foods Corp. from November 1, 1993 to January 1996. From 1989 through March 1993, he was
  President of the KGF Frozen Products Group, an operating unit of Kraft General Foods. From 1984 to 1989, he was President of the Kraft Dairy Group of Kraft General Foods.

NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS(1)                                                             AGE
------------------------------------------------------------------------------------------------------------      ---
Jordon R. Katz .............................................................................................          45
  President of JR Katz Assoc., Inc., an insurance and employee benefits planning company, since 1976.

Marshall J. Katz ...........................................................................................          48
  Independent financial consultant to the Company since 1992. From 1988 through 1991, he was the owner and
  President of Northbrook Management Co., a money management firm trading in futures and options.

Seymour N. Okner ...........................................................................................          70
  Since October 1996, Mr. Okner has served as Chairman and Chief Executive Officer of Market USA, Inc.
  ("Market USA") and Marusa Marketing, Ltd. ("Marusa"), two of the Company's wholly-owned telemarketing subsidiaries that were acquired on September 30, 1996. Prior to October 1996, he was (i) President,
  Secretary, Treasurer and a director of Market USA's predecessor since such company's inception in November
  1988 and (ii) President and Secretary of Marusa's predecessor since April 1992.

Neil A. Ramo ...............................................................................................          54
  President of NEMAR, Inc., an independent marketing company that sells Company products, since July 1993.
  From August 1991 through June 1993, he was President of RMI, Inc., d/b/a Creative Promotions
  International, a predecessor marketing company to NEMAR, Inc. From 1984 to 1989, he was President of
  Carson Pirie Scott Department Stores. After retiring from Carson Pirie Scott Department Stores, he pursued personal interests until he founded RMI, Inc.

------------------------

(1) Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act, and directorships of issuers registered as investment companies under the Investment Company Act of 1940, as amended, are required to be listed in the above table.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has designated an Audit Committee and a Compensation Committee. The Board of Directors has not designated a Nominating Committee; rather, the Board of Directors as a whole performs the functions that would otherwise be delegated to such committee.

    Current members of the Audit Committee are Thomas Herskovits, Jordon R. Katz and Richard A. Magid. The functions of the Audit Committee include assessing the scope of the Company's engagement of its independent public accountants, reviewing their reports and recommending to the Board of Directors the engagement and discharge of independent auditors. The Audit Committee recommended the engagement of Arthur Andersen LLP as the Company's auditors for 1997. The Audit Committee also meets with the financial staff of the Company to review accounting procedures and internal audit controls.

    Current members of the Compensation Committee are Thomas Herskovits and Jordon R. Katz. The functions of the Compensation Committee include setting executive officer salaries, determining annual bonuses and administering the Company's incentive compensation plans, including the HA-LO Industries, Inc. Stock Plan and the Restated Plan. See "Report of the Compensation Committee on Executive Compensation", below.

    During 1996, the Board of Directors held five meetings and took action by written consent nine times, the Audit Committee held two meetings and the Compensation Committee took action by written consent four times. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees, if any, on which he served during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The current members of the Compensation Committee are Thomas Herskovits and Jordon R. Katz. None of the members of the Compensation Committee is either a current or former officer or employee of the Company.

COMPENSATION OF DIRECTORS

    Pursuant to the HA-LO Industries, Inc. Stock Plan, as amended on February 26, 1996 (the "Stock Plan"), each non-employee director of the Company is entitled to receive compensation in the form of a non-qualified stock option ("NSO") to purchase 5,000 shares of Common Stock at an exercise price per share equal to the Fair Market Value (as defined in the Stock Plan) of the Common Stock on the date of the first regularly scheduled Board of Directors meeting during such calendar year. During fiscal 1996, each non-employee director received under the Stock Plan an NSO to purchase 5,000 shares of Common Stock at an exercise price per share of $24.25. The foregoing amounts do not give effect to the Company's 3-for-2 stock split in June 1996 or the 25% stock dividend paid in December 1996.

    Commencing in fiscal 1997, each non-employee director of the Company is entitled to receive compensation under the Restated Plan (a plan substantially similar to the Stock Plan) in the form of an NSO to purchase 5,000 shares of Common Stock at an exercise price per share equal to the Fair Market Value (as defined in the Restated Plan) of the Common Stock on the date of the first regularly scheduled Board of Directors meeting during such calendar year. On March 4, 1997, each non-employee director received under the Restated Plan an NSO to purchase 5,000 shares of Common Stock at an exercise price of $14.13.

                              CERTAIN TRANSACTIONS

    In January 1995, the Company entered into a five-year Exclusive Premium Purchasing Agreement (the "Purchasing Agreement") with Montgomery Ward, whereby the Company became the exclusive provider of premium advertising products to Montgomery Ward. The Purchasing Agreement was initially scheduled to expire in December 1999, subject to earlier termination at the election of either the Company or Montgomery Ward during the first three months of 1997. In December 1995, the term of the Purchasing Agreement was extended for five additional years (i.e., through December 2004), subject to earlier termination (i) at the election of the Company in the event that Montgomery Ward fails to purchase specified minimum amounts of Company products annually under the Purchasing Agreement and (ii) at the election of Montgomery Ward on December 31 of any year, commencing in 1998, upon no less than six-months notice.

    In connection with the Purchasing Agreement, Merchant Partners, Limited Partnership ("Merchant"), a fund in which Montgomery Ward is the principal investor, acquired an aggregate of 562,218 shares of the Company's Common Stock (the "Merchant Shares") from the Company and Mr. Weisbach. Pursuant to a Stock Purchase Agreement between Merchant and Mr. Weisbach (the "Weisbach Stock Purchase Agreement"), Merchant purchased 281,109 of the Merchant Shares from Mr. Weisbach and obtained certain co-sale rights in the event Mr. Weisbach disposes of more than 10% of the shares of Common Stock held by him during any twelve-month period. Under a separate Stock Purchase Agreement between Merchant and the Company (the "Company Stock Purchase Agreement"), Merchant acquired an additional 281,109 of the Merchant Shares from the Company. The purchase price of the Merchant Shares ($3.56 per share) was based upon the average market price of the Common Stock during the three trading days immediately preceding the January 11, 1995 purchase date (the "Purchase Date").

    In connection with the Company Stock Purchase Agreement, Merchant also acquired a warrant (the "First Warrant") to acquire up to an additional 749,434 shares of Common Stock at a price of $3.56 per share. The First Warrant became vested with respect to 124,906 shares on the Purchase Date and, subject to the continued effectiveness of the Purchasing Agreement and Montgomery Ward's purchasing specified minimum amounts of Company products annually under the Purchasing Agreement, was initially scheduled to vest with respect to the remaining 649,509 shares in substantially equal amounts during each of the next five years. In connection with the five-year extension of the Purchasing Agreement, (i) the vesting date for the last 124,906 shares of Common Stock was accelerated from January 11, 2000 to the date of such extension (i.e., December 27, 1995) and (ii) Merchant acquired a second warrant (the "Second Warrant") to acquire up to an additional 374,806 shares of Common Stock at a price of $13.34 per share. Subject to the continued effectiveness of the Purchasing Agreement and Montgomery Ward's purchasing specified minimum amounts of Company products annually under the Purchasing Agreement, the Second Warrant will vest ratably during each year of the six-year period ending January 11, 2005.

    Under a Registration Rights Agreement (the "Registration Rights Agreement") entered into between the Company and Merchant in connection with the foregoing transactions, Merchant was granted the right, subject to certain restrictions and exceptions, to cause the Company to file a registration statement under the Securities Act of 1933, as amended, at the Company's expense, with respect to all shares of Common Stock owned by Merchant, including the Merchant Shares and any shares of Common Stock acquired by Merchant under the First Warrant and the Second Warrant. Merchant was also granted, subject to certain restrictions and exceptions, "piggy back" registration rights.

    Also pursuant to the Company Stock Purchase Agreement, Merchant was granted the right to designate one person to be nominated to serve on the Board of Directors of the Company for the duration of the Purchasing Agreement. As with the vesting of the First Warrant and the Second Warrant, this right is conditioned upon Montgomery Ward's purchasing specified minimum amounts of Company products annually under the Purchasing Agreement.

    On December 29, 1995, Merchant distributed the Merchant Shares, the First Warrant and the Second Warrant to Merchant's partners (including Montgomery
Ward) PRO RATA in accordance with their respective partnership interests. In connection therewith, the rights and obligations of Merchant under the Weisbach Stock Purchase Agreement, the Company Stock Purchase Agreement and the Registration Rights Agreement were transferred to Merchant's partners, except for Merchant's right to designate a nominee which was transferred to Montgomery Ward. From November 5, 1996 until February 12, 1997, when he resigned from the Board of Directors, Mr. Joseph Reddington was the director designated by Montgomery Ward.

    In February 1995, the Company entered into a Bonus Shares Agreement, as amended in October 1996 (the "Bonus Shares Agreement"), with Mr. Robbins in recognition of his efforts in fostering the customer relationship with Montgomery Ward (which culminated in the Purchasing Agreement) and in consideration of his assistance to the Company in maintaining a continued positive customer relationship with Montgomery Ward and maximizing its sales and profits under the Purchasing Agreement. In addition, Mr. Robbins has covenanted not to compete with the Company during the term of the Purchasing Agreement. Pursuant to the Bonus Shares Agreement, Mr. Robbins received 300,000 shares of Common Stock (the "Bonus Shares") as restricted stock, which Bonus Shares are in lieu of commissions to which he would otherwise be entitled for sales of Company products to Montgomery Ward. Commencing in 1995, these Bonus Shares became eligible to vest (i.e., cease to be subject to transfer restrictions) in accordance with a formula based, in part, upon the gross profit earned by the Company on sales of its products to Montgomery Ward under the Purchasing Agreement. In addition, any unvested Bonus Shares are subject to immediate vesting upon the death or permanent disability of Mr. Robbins or in the event that Mr. Robbins' sales representative status with the Company is terminated or adversely affected following a change in control of the Company that results in the termination of Mr. Weisbach as the Company's Chief Executive Officer. Prior to vesting, the Bonus Shares are held by the Company. Under the Bonus Shares Agreement, Mr. Robbins may instruct the Company as to the voting of all Bonus Shares, whether or not such Bonus Shares have vested; however, Mr. Robbins has the right to receive dividends and distributions with respect to vested Bonus Shares only. As of the date hereof, Mr. Robbins has become vested in and currently owns an aggregate of 111,151 of the Bonus Shares.

    In 1992, Mr. Robbins guaranteed $170,000 of an obligation to the Company (the "Guaranty") owed by a former independent sales representative who is a former member of Mr. Robbins' family (the "Obligor"). During 1996, the largest amount of the obligation outstanding was $38,000 (exclusive of interest accruing at 8% annually), of which no amount was outstanding as of December 31, 1996. Pursuant to an agreement between the Company and Mr. Robbins, the Company agreed to release Mr. Robbins from his obligations under the Guaranty in exchange for his agreement not to solicit customers or prospective customers of the Company during such period.

    Marshall J. Katz rendered consulting services to the Company with respect to potential acquisitions by the Company and engagement of sales representatives for Company products pursuant to a three-year agreement entered into with the Company which expired in March 1997 (the "Consulting Agreement"). As compensation for his services with respect to acquisitions, Mr. Katz received a fee calculated in accordance with a formula set forth in the Consulting Agreement, which was strictly contingent upon the successful completion of an acquisition and was payable partly in cash and partly in the form of options under the Stock Plan to acquire shares of Common Stock. For services rendered under the Consulting Agreement in 1996, Mr. Katz earned approximately $307,000 in cash compensation and received options to acquire an aggregate of 120,534 shares of the Company's Common Stock. All options granted to Mr. Katz under the Consulting Agreement in 1996 are fully vested and exercisable at a price per share equal to the Fair Market Value (as defined in the Stock Plan) of the Common Stock on the date of grant, which ranged from $19.80 to $23.60 per share.

    The Consulting Agreement was superseded in March 1997 by a Finder's Compensation Plan expiring in March 1999 (the "Finder's Plan"), whereby Mr. Katz has agreed with the Company to solicit businesses and sales representatives for potential transactions in which the Company would acquire the stock or assets of such businesses. As compensation for his services with respect to acquisitions, Mr. Katz will receive a fee calculated in accordance with a formula set forth in the Finder's Plan, which is strictly contingent upon the successful completion of an acquisition or the successful hiring of a sales representative and is payable partly in cash and partly in the form of options under the Restated Plan to acquire shares of Common Stock.

    Pursuant to a Real Property Agreement, dated as of January 2, 1997, between Maple Lane Acquisition Limited Liability Company ("Maple Lane"), of which Mr. Nelson is the managing member, and the Company, Maple Lane sold certain of its real property to the Company in consideration of 28,915 shares of Common Stock.

    During fiscal 1997, the Company is anticipated to purchase services, principally embroidery services, from Motor City Creative LLC, an entity in which Mr. Nelson indirectly owns a 49% interest, in excess of $60,000.

    The Company's CCA subsidiary leases its corporate headquarters located in Beverly Hills, Michigan from Mr. Nelson. Rental payments under this lease are $25,000 per month. The Company believes that the lease terms are no more or less favorable than otherwise could be obtained from unaffiliated third parties.

    In connection with the merger of the Company and CCA, Mr. Nelson purchased certain nonoperating assets from CCA in exchange for a $1,530,159 note receivable and guaranteed the realizability of certain other nonoperating assets. The note, which bears interest at 7.0%, is due no later than December 31, 1997.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth certain summary information with respect to all compensation earned by or paid to each of the Company's Chief Executive Officer and its three other most highly compensated executive officers who were serving as executive officers on December 31, 1996, and whose total salary plus bonus for 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM COMPENSATION
                                                                                       --------------------------
                                                                                                 AWARDS
                                                                                       --------------------------
                                                              ANNUAL COMPENSATION                     SECURITIES    ALL OTHER
                                                           --------------------------   RESTRICTED    UNDERLYING     COMPEN-
NAME AND PRINCIPAL POSITION                       YEAR      SALARY($)    BONUS($)(1)    STOCK($)(2)   OPTIONS(#)    SATION(3)
----------------------------------------------  ---------  -----------  -------------  -------------  -----------  -----------
Lou Weisbach..................................       1996  $   500,000  $    --        $    --            503,938   $     250
  Chairman of the Board,                             1995      250,000        160,493(4)      --            2,813         100
  President and Chief                                1994      250,000        148,245(4)      --            2,813         100
  Executive Officer

Richard A. Magid..............................       1996      169,255       --             --             81,250       2,899
  Chief Operating Officer,                           1995      144,233       --             --            164,063       2,749
  Treasurer and Assistant Secretary                  1994      121,136          7,500       --              9,375       2,749

David C. Robbins..............................       1996      175,000        594,998       --             15,563      --
  Executive Vice President(4)                        1995      170,000        607,500      1,200,000       10,313      --
                                                     1994      153,077        401,923       --              7,875         675

Barbara G. Berman.............................       1996      118,077         91,467       --              6,563       2,250
  Vice President--Retail                             1995      105,155         86,218       --                563       2,100
  Accounts and Secretary                             1994       82,059         26,807       --              4,313       2,100

------------------------

(1) Except for Mr. Magid, the amounts shown in this column consist of commissions earned for sales of Company products. Amounts shown for Mr. Weisbach reflect earned commissions only and do not include $91,000 and $101,765 paid during 1995 and 1994, respectively, in advance commissions for future sales of Company products.

(2) Vests over 9 years, or at an accelerated rate based on Montgomery Ward's purchases from the Company. At December 31, 1996, the 32,660 vested shares of Restricted Stock owned by Mr. Robbins had a value of $898,150, based on the December 31, 1996 closing price of $27.50 for the Common Stock. See "Certain Transactions."

(3) Amounts shown for 1996 consist of: $250 contributed by the Company on behalf of each of Messrs. Weisbach and Magid and Ms. Berman to a 401(k) plan it maintains; $2,000 of matching contributions made by the Company under one of its non-qualified benefit plans on behalf of each of Mr. Magid and Ms. Berman; and $649 of term life insurance policy premiums paid by the Company for Mr. Magid.

(4) Salary paid to Mr. Robbins each year was in lieu of an equal dollar amount of commissions earned by him for sales of Company products.

    The following table sets forth information with respect to options to purchase shares of the Company's Common Stock that were granted during 1996 to each of the executive officers named in the Summary Compensation Table above. No stock appreciation rights ("SARs") were granted to any of the persons listed on the table below during 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                                POTENTIAL
                                                                                                               REALIZABLE
                                                                                                                VALUE AT
                                                                                                                 ASSUMED
                                                                                                             ANNUAL RATES OF
                                                                     INDIVIDUAL GRANTS                         STOCK PRICE
                                                             ----------------------------------               APPRECIATION
                                             NUMBER OF            % OF TOTAL                                       FOR
                                            SECURITIES           OPTIONS/SARS       EXERCISE OR              OPTION TERM (1)
                                        UNDERLYING OPTIONS/  GRANTED TO EMPLOYEES   BASE PRICE   EXPIRATION  ---------------
NAME                                    SARS GRANTED (#)(2)   IN FISCAL YEAR (3)      ($/SH)        DATE          5%($)
--------------------------------------  -------------------  ---------------------  -----------  ----------  ---------------
Lou Weisbach..........................            3,938                *             $   13.67     01/05/06  $        33,855
                                                500,000                 41.6%            33.60     11/27/06        5,027,188
Richard A. Magid......................           56,250                  4.7             15.33     04/25/06          542,304
                                                 25,000                  2.1             18.00     08/01/06          283,003
David C. Robbins......................           15,563                  1.3             13.67     01/05/06          133,795
Barbara G. Berman.....................            6,563                *                 13.67     01/05/06           56,422


NAME                                        10%($)
--------------------------------------  ---------------
Lou Weisbach..........................  $        85,795
                                             17,956,149
Richard A. Magid......................        1,374,304
                                                717,184
David C. Robbins......................          339,063
Barbara G. Berman.....................          142,985

------------------------

*   Less than 1%

(1) The amounts shown in these columns are the result of calculations at assumed annual rates required by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

(2) All options were granted at an exercise price equal to the Fair Market Value of the Company's Common Stock on the date of grant and generally vest over a two-year period in increments of 50% each on the first and second anniversary of the date of grant with the exception of the grant to Mr. Weisbach of options to purchase 500,000 shares of Common Stock, which were granted at an exercise price of Fair Market Value plus $5.00 per share and which vest over a three-year period in increments of 33% each on the first, second and third anniversary of the date of grant. Upon exercise, the option price may be paid either in cash or in shares of Common Stock that have an aggregate Fair Market Value equal to the option price. Additionally, the option terms give the Company the right to withhold, either in cash or shares of its Common Stock, any required taxes.

(3) Percentage calculations in this column are based solely on the number of options granted to employees of the Company and do not take into account options granted to non-employee independent sales representatives for sales of Company products.

    The following table sets forth information with respect to aggregate option exercises in the last fiscal year and information with respect to the value of unexercised options held by each of the executive officers named in the Summary Compensation Table above.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                               OPTION/SAR VALUES

                                                                                                VALUE OF
                                                             NUMBER OF SECURITIES       UNEXERCISED IN-THE-MONEY
                                                            UNDERLYING UNEXERCISED       OPTIONS/SARS AT FY-END
                                                          OPTIONS/SARS AT FY-END (#)             ($)(1)
                                                          --------------------------  ----------------------------
                          SHARES ACQUIRED      VALUE             EXERCISABLE/                 EXERCISABLE/
NAME                      ON EXERCISE(#)    REALIZED($)         UNEXERCISABLE                UNEXERCISABLE
------------------------  ---------------  -------------  --------------------------  ----------------------------
Lou Weisbach............            --                --              16,162/505,345              $396,937/$88,273
Richard A. Magid........        58,751     $   1,295,979             115,625/128,125           2,286,968/1,965,969
David C. Robbins........            --                --               20,065/20,720               488,450/339,159
Barbara G. Berman.......            --                --                 8,633/6,845                210,922/97,543

------------------------------

(1) On December 31, 1996, the closing price per share of the Company's Common Stock was $27.50.

EMPLOYMENT AGREEMENTS

    Mr. Weisbach serves as the President and Chief Executive Officer of the Company pursuant to a five-year employment agreement that commenced on January 1, 1992. After the expiration of the initial five year term, the agreement is automatically extended annually on each anniversary of the commencement date, unless terminated in accordance with its terms. Under the agreement, during 1996 Mr. Weisbach's total annual compensation was set at $500,000. In addition, Mr. Weisbach is eligible to participate in any stock plan, employee benefit plan or other arrangement generally available to executive officers of the Company. See "Report of the Compensation Committee on Executive Compensation--Compensation of the Company's Chief Executive Officer."

    Mr. Magid serves as the Chief Operating Officer and Treasurer of the Company pursuant to a three-year employment agreement that commenced on March 15, 1995. After the expiration of the initial three-year term, the agreement is automatically extended on each anniversary of the commencement date for successive one-year periods, unless terminated in accordance with its terms. Under the agreement, Mr. Magid receives an annual base salary of $150,000 for the first year of the agreement, which amount shall be increased to $175,000 and $200,000 for the second and third years of the agreement, respectively. Mr. Magid's base salary is subject to further increase from time to time by the Compensation Committee. Mr. Magid is also eligible to receive an annual bonus of up to $25,000 (at such time and in such form as determined by the Compensation Committee), based on the Company's profit and other financial objectives as may be established by the Compensation Committee. In addition, Mr. Magid is eligible to participate in any stock plan, employee benefit plan or other arrangement generally available to executive officers of the Company.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE REPORT PRESENTED BELOW AND THE PERFORMANCE GRAPH FOLLOWING SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                           REPORT OF THE COMPENSATION
                      COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee is currently comprised of Thomas Herskovits and Jordon R. Katz, neither of whom currently is or has been in the past an officer or employee of the Company. The Compensation Committee is responsible for setting executive officer salaries, determining annual bonuses and administering the Company's incentive compensation plans, including the Stock Plan and the Restated Plan.

POLICY AND OBJECTIVES

    The Compensation Committee believes that executive compensation should attract, retain and motivate the highly qualified individuals required for the success of the Company and should also be commensurate with performance. The Compensation Committee also strives to ensure that the compensation of each executive officer of the Company is fair in relation to his or her experience and overall responsibility at the Company. In general, the Compensation Committee considers both corporate and individual performance in determining executive compensation. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met. Individual performance is evaluated by reviewing organization and management development against set objectives. In making these evaluations, the Compensation Committee relies upon input from the Chief Executive Officer and/or the Chief Operating Officer regarding the financial performance of the Company and the performance of specific employees.

    Compensation for executive officers of the Company is divided into cash and stock-based components as follows:

CASH-BASED COMPENSATION

    The Company's cash-based compensation consists of salary, bonus and payments pursuant to a non-qualified benefit plan maintained by the Company, as amended in 1997 (the "Incentive Plan"). Annual base salary for each of the Company's executive officers is paid either pursuant to an employment agreement between the officer and the Company (see "Executive Compensation--Employment Agreements", above), or upon the approval of the Compensation Committee, which annually reviews the base salary payable to each executive officer. The Compensation Committee's determination of annual salary is based upon its review of the officer's past performance, the responsibilities associated with the officer's position and any changes with respect thereto, and the recommendation of the Chief Executive Officer and/or the Chief Operating Officer. While the Compensation Committee acknowledges the subjective nature of these determinations, it believes that the base salary paid to each of the Company's executive officers fairly reflects that officer's prior performance, position and overall contribution to the Company's success.

    In addition to an annual base salary, executive officers other than the Chief Executive Officer are eligible to receive commissions on sales of Company products in amounts determined pursuant to specified formulas. Bonuses may also be awarded to executive officers pursuant to the Company's Incentive Plan.

    Under a non-qualified deferred compensation plan (the "Non-qualified Deferred Compensation Plan"), which was established by the Company in 1990 and amended in 1997, eligible employees may elect to defer a certain amount of compensation for payment at a later date. Currently, the Non-qualified Deferred Compensation Plan allows a participating employee to defer up to 75% of his or her annual compensation including commissions and 100% of bonuses (but not less than $2,000) for a minimum of at least five years. Compensation that is deferred under the Non-qualified Deferred Compensation Plan is eligible for an "Employer Match" equal to 50% of the deferred amount (up to a maximum of $2,000 per year), which vests on an installment basis according to a formula set forth in the Non-qualified Deferred Compensation Plan. The Non-qualified Deferred Compensation Plan provides for the payment of the deferred benefit, which includes the deferred compensation, the matched amounts and interest, to the employee on either a lump sum or installment basis after the employee terminates employment. Under certain circumstances, including the death, prior election of the participating employee or financial hardship of the participating employee, the Non-qualified Deferred Compensation Plan provides for the payment of deferred benefits prior to the employee's termination of employment.

STOCK-BASED COMPENSATION

    The Compensation Committee is also responsible for administering the Stock Plan and the Restated Plan. Option grants pursuant to such plans are intended to encourage performance that will result in appreciation of the market value of the Company's Common Stock. Stock options are generally awarded from time to time by the Compensation Committee based upon recommendations from the Chief Executive Officer. In making its determinations of option awards, the Compensation Committee considers the performance of the proposed optionee, the Company's financial performance during the relevant period and the number of options previously granted to the optionee.

    Throughout 1996, the Compensation Committee also awarded stock options under the Stock Plan to qualifying employees and independent sales representatives of the Company based on commissions earned on sales of the Company products during 1996. In doing so, the Compensation Committee rewarded these individuals for their efforts on behalf of the Company and offered them the opportunity to acquire an initial, or augment their existing, proprietary interest in the Company.

COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER

    Lou Weisbach serves as the Chief Executive Officer of the Company pursuant to an employment agreement with the Company. See "Executive Compensation--Employment Agreements", above. During fiscal 1996, Mr. Weisbach's total annual compensation was $500,000. The compensation paid to Mr. Weisbach during 1996 was not based upon, and had no specific relation to, the performance of the Company's Common Stock during 1996.

                                          THE COMPENSATION COMMITTEE
                                          Thomas Herskovits
                                          Jordon R. Katz

                               PERFORMANCE GRAPH

    NOTE: THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH BELOW IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.

           COMPARISON OF $100 INVESTED IN THE COMPANY'S COMMON STOCK,
             NASDAQ COMPOSITE INDEX AND THE COMPANY'S PEER GROUP(1)
                           SINCE OCTOBER 28, 1992(2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                      10/28/92   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
HA-LO Industries, Inc.                    100.0      098.1       81.5       96.3      455.6      763.9
Nasdaq Stock Market (US Companies)        100.0      112.7      129.3      126.4      178.8      219.9
NASDAQ Stocks                             100.0      101.2       88.9       75.3      118.6      105.6
Miscellaneous Nondurable Goods

------------------------

(1) The above graph compares the performance of the Company's Common Stock with that of a broad equity market index, the NASDAQ Composite Index, and a published line-of-business index, NASDAQ stocks with SIC code 519 (miscellaneous nondurable goods). The Company's line of business is within this SIC code and, accordingly, the Company has chosen NASDAQ companies within this SIC code to comprise its peer group.

(2) The measurement period for the above graph commences on October 28, 1992, the date upon which the Company's Common Stock began trading publicly.

                         APPROVAL OF THE RESTATED PLAN

GENERAL

    On January 2, 1997, the Board of Directors adopted the HA-LO Industries, Inc. 1997 Stock Plan to reward key employees, officers, non-employee directors (i.e., directors who are not otherwise employed by the Company) and sales representatives and to provide them with additional performance incentives. As originally adopted, the Company's 1997 Stock Plan authorized the Company to issue up to 1,500,000 shares of Common Stock to eligible individuals through awards of (i) non-qualified stock options ("NSOs"), (ii) Common Stock subject to transfer restrictions ("Restricted Stock"), (iii) phantom stock awards ("Phantom Stock") and (iv) stock appreciation rights ("SARs"). On April 1, 1997, the Board of Directors approved amendments to the Company's 1997 Stock Plan to enable the grants under such plan to satisfy the conditions for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in the form of the HA-LO Industries, Inc. Stock Plan (Restated) (the "Restated Plan").

    The Board of Directors is submitting the Restated Plan for approval by the Company's shareholders in order to enable the grants under the Restated Plan to satisfy the conditions for exemption under Section 162(m) of the Code. Section 162(m) of the Code requires that the Restated Plan be approved by the holders of a majority of the securities of the issuer present, in person or by proxy, at a meeting, duly held in accordance with the applicable laws of the state in which the issuer was incorporated in order for compensation paid under such plan to be exempt from its deduction limits. Accordingly, the Board of Directors is hereby submitting the plan for the requisite approval of the Company's shareholders.

PURPOSE

    The purpose of the Restated Plan is to foster the interests of the Company and its shareholders by enabling employees, officers, non-employee directors and sales representatives to acquire a proprietary interest in the Company. In this respect, the Restated Plan is designed to provide additional incentives for such persons to promote the success of the Company's business and enhance the market price of the Common Stock.

ADMINISTRATION

    The Restated Plan will be administered by the Compensation Committee of the Board of Directors, which selects the persons who will receive NSOs, Restricted Stock, Phantom Stock and/or SARs under the Restated Plan. The Compensation Committee is authorized to make grants under the Restated Plan, to determine the terms and conditions thereof and to otherwise administer and interpret the Restated Plan. The Restated Plan provides that each member of the Compensation Committee shall (i) be a "Non-Employee Director" as determined under Rule 16b-3(b)(3)(i) of the Exchange Act and (ii) be an "Outside Director" as determined under Treasury Regulation 26 CFR Section1.162-27(e)(3) or any successor regulation thereto. The Compensation Committee is currently comprised of two persons who will not receive any awards or other allocations of equity securities under the Restated Plan other than an annual formula grant of NSOs pursuant to the Restated Plan for their service as directors of the Company. See "--Director Stock Options" herein. The Board of Directors appoints the members of the Compensation Committee, fills vacancies on the Compensation

Committee and has the power to replace members of the Compensation Committee with other eligible persons at any time. The current members of the Compensation Committee are Thomas Herskovits and Jordon R. Katz.

ELIGIBILITY

    Employees, officers, non-employee directors and sales representatives of the Company are eligible to participate in the Restated Plan and to receive NSOs, Restricted Stock, Phantom Stock and/or SARs thereunder. Approximately 3,500 current employees, officers, non-employee directors and sales representatives are expected to be eligible to participate in the Restated Plan (collectively, the "Participants").

SHARES SUBJECT TO STOCK PLAN

    The Restated Plan provides that an aggregate of 1,500,000 authorized but unissued shares of Common Stock or treasury shares may be issued under the Restated Plan under NSOs or as Restricted Stock (subject to adjustment pursuant to the anti-dilution provisions of the plan). The aggregate number of shares of Common Stock that may be issued under NSOs, as Restricted Stock or upon which SARs or Phantom Stock may be awarded to any one Participant may not exceed 500,000, subject to adjustment as described above.

EXERCISE PRICE OF OPTIONS

    The exercise price per share ("Option Price") of an NSO granted under the Restated Plan will be set by the Compensation Committee and may not be less than 85% of the Fair Market Value (as defined in the Restated Plan) of the Common Stock on the date of grant. On April 23, 1997, the Fair Market Value of the Common Stock was $18.13 per share.

TERMS OF OPTIONS

    NSOs granted under the Restated Plan generally expire upon the earlier to occur of (i) the date on which the NSO is forfeited under Section 11 of the Restated Plan (e.g., 100% forfeiture if the Participant's relationship with the Company is terminated for Cause (as defined in the Restated Plan), or forfeiture of unvested NSOs if the Participant's relationship with the Company is terminated for any other reason), (ii) three months after the Participant's employment, directorship or other relationship with the Company is terminated for any reason other than death or (iii) six months after the Participant's death.

EXERCISE OF OPTIONS

    The Restated Plan provides that, upon the exercise of an NSO, the optionee may make payment either in cash, by certified check, by delivery of irrevocable instructions to a broker to deliver the sale or loan proceeds necessary to pay for the Common Stock received upon exercise or with shares of Common Stock having an aggregate Fair Market Value on the date of delivery equal to the Option Price. No Common Stock may be delivered upon the exercise of an NSO until the optionee has made full payment to the Company.

DIRECTOR STOCK OPTIONS

    In an effort to attract, retain and compensate non-employee directors, the Restated Plan provides for the automatic grant of an NSO to purchase 5,000 shares of Company's Common Stock to each non-employee director on the date of the first regularly scheduled Board of Directors meeting held in a calendar year at an exercise price equal to the Fair Market Value of the Common Stock on such date. Each NSO granted to a non-employee director vests in twelve equal monthly installments and may not be exercised at any time prior to six months after the date of grant. NSOs granted to non-employee directors shall expire ten years from the date of grant. In all other respects, the terms of these non-employee director NSOs will be governed by the terms that apply generally to NSOs granted under the Restated Plan.

STOCK APPRECIATION RIGHTS

    Under the terms of the Restated Plan, the Compensation Committee may, in its discretion, grant either tandem SARs or naked SARs to eligible Participants. Tandem SARs are granted in tandem with NSOs and allow the recipient to exercise the underlying option without having to expend cash to pay the Option Price. Under the Restated Plan, tandem SARs may be exercised only if the Fair Market Value of a share of Common Stock on the date of surrender exceeds the Fair Market Value of the Common Stock on the date of grant, and then shall be exercisable only to the extent that the related NSO is exercisable. A Participant who elects to exercise a tandem SAR may surrender the exercisable portion of a related NSO in exchange for a number of shares of Common Stock determined by a formula set forth in the Restated Plan. A naked SAR is similar to a tandem SAR, but it is not granted in connection with an underlying option and its terms are governed by the Participant's SAR agreement.

PHANTOM STOCK

    Under the Restated Plan, the Compensation Committee may, in its discretion award Phantom Stock to eligible Participants. Subject to certain terms and limitations, an award of Phantom Stock entitles the Participant to surrender all or part of the vested portion of such stock and to receive from the Company the Fair Market Value on the date of surrender of the Common Stock to which the Phantom Stock relates or, at the Compensation Committee's election, shares of Common Stock.

NON-ASSIGNABILITY OF OPTIONS, SARS AND PHANTOM STOCK

    Options, SARs and Phantom Stock granted under the Restated Plan are not transferable other than by will, the applicable laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of a Participant, NSOs may be exercised only by such Participant.

RESTRICTED STOCK

    In addition to NSOs, SARs and Phantom Stock, the Compensation Committee may, in its discretion, make awards of Restricted Stock to eligible Participants under the Restated Plan. A Participant may not sell or transfer shares of Restricted Stock awarded under the Restated Plan and the shares are subject to forfeiture in the event of the termination of the Participant's employment with the

Company, membership on the Board of Directors or sales representative relationship. Notwithstanding the transfer restrictions, the holder of Restricted Stock has the right to vote his or her shares of Restricted Stock and to receive dividends in the same amount as dividends paid on non-restricted shares of Common Stock.

ADJUSTMENT TO REFLECT CHANGE IN CAPITAL STRUCTURE

    If there is any change in the corporate structure or shares of the Company, the Board of Directors has the authority to make any adjustments necessary to prevent accretion, or to protect against dilution, in the number and kind of shares authorized by the Restated Plan and, with respect to outstanding NSOs, Restricted Stock, Phantom Stock and/or SARs, in the number and kind of shares covered thereby and in the applicable Option Price.

RIGHTS AS A STOCKHOLDER

    No person shall have any rights or privileges of a stockholder of the Company as to shares subject to an option granted pursuant to the Restated Plan until such option is exercised in accordance with the terms of the Restated Plan. A Participant who has been granted SARs or Phantom Stock has no rights whatsoever as a shareholder with respect to such SARs or Phantom Stock.

NO RIGHT TO EMPLOYMENT

    Participation in the Restated Plan or any agreement entered into pursuant thereto does not confer upon any Participant any right to continue in the employment of the Company or its subsidiaries.

AMENDMENT AND DISCONTINUANCE

    The Board of Directors may, from time to time, amend or revise the terms of the Restated Plan in whole or in part and may without limitation, adopt any amendment deemed necessary; provided, however, that no change in any award previously granted to a Participant may be made that would impair the rights of the Participant without the Participant's consent.

TERMINATION

    The Board of Directors may terminate the Restated Plan at any time with respect to any shares of Common Stock that are not then subject to NSOs or Restricted Stock. Termination of the Restated Plan will not affect Participants' rights and obligations with respect to NSOs, Restricted Stock, SARs or Phantom Stock granted before such termination.

MISCELLANEOUS

    The Restated Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

TAX CONSEQUENCES

    Following is a brief summary of the principal federal income tax consequences of the grant and exercise of an option under the Restated Plan and the subsequent disposition of shares of Common Stock acquired upon such exercise. In addition, this section briefly summarizes the tax consequences of SARs, Restricted Stock and Phantom Stock to the Participant and the Company. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

    The grant of an option will not result in any immediate tax consequence to the Company or the optionee. NSOs granted under the Restated Plan are taxable when exercised on the difference between the Fair Market Value of the shares of Common Stock received ("Option Stock") on the date of exercise and the Option Price. Such amount will not be an item of tax preference to a Participant. The Company is generally entitled to a deduction as compensation equal to the amount includible in a Participant's income upon the exercise of an NSO.

    Upon the disposition of Option Stock, a Participant may realize short-term or long-term capital gain or loss, assuming such shares of Option Stock constitute capital assets in a Participant's hands and depending upon the holding period of such shares of Option Stock, equal to the difference between the selling price and the tax basis of the shares of Option Stock sold. The tax basis for this purpose will equal the sum of the exercise price and the amount of ordinary income realized by the option holder as a result of such exercise.

    Restricted Stock is taxable as income to the Participant when it is no longer subject to a substantial risk of forfeiture. Generally, the Company is allowed a deduction as compensation when the Restricted Stock is includible in the Participant's income. Upon the exercise of an SAR, a Participant is taxable on an amount equal to the cash and/or value of shares of Common Stock received pursuant to such exercise and generally the Company is entitled to a corresponding deduction. The tax treatment of Phantom Stock is substantially similar to that of SARs.

    With respect to certain Participants, the Company is required under the Restated Plan to withhold any required tax in shares of Common Stock.

    Section 162(m) of the Code limits the deductibility (under certain circumstances) of the compensation paid by the Company to its Chief Executive Officer and the four most highly compensated employees of the Company (other than the Chief Executive Officer) at the end of the Company's taxable year that exceeds $1,000,000 annually. Section 162(m) and the regulations issued thereunder provide certain exclusions from the amounts included under the $1,000,000 limitation, including compensation that is "qualified performance-based compensation" within the meaning of the proposed regulations. The Restated Plan is generally intended to satisfy the requirements set forth in the proposed regulations with respect to "qualified performance-based compensation" with respect to NSOs that are exercisable at an exercise price of not less than 100% of the date of grant. However, if an option is exercisable at a price of less than 100% of the price of a share of common stock on the date of grant, the compensatory element of such NSO will not constitute "qualified performance-based compensation."

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE RESTATED
                                     PLAN.

                                    AUDITORS

    It is proposed that the shareholders approve the reappointment of the firm of Arthur Andersen LLP as the Company's independent auditors for 1997. The decision to retain Arthur Andersen LLP as the Company's independent auditors for 1997 was approved by the Audit Committee of the Board of Directors and the Board of Directors of the Company. A representative of Arthur Andersen LLP is expected to attend the meeting where he or she will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                          REAPPOINTMENT OF SUCH FIRM.

                      1998 ANNUAL MEETING OF SHAREHOLDERS

    The 1998 Annual Meeting of Shareholders is presently scheduled to be held on June 1, 1998. Any proposals of shareholders intended to be personally presented at such meeting must be received by the Secretary of the Company for inclusion in the Company's Proxy Statement and form of proxy no later than December 31, 1997.

                            HA-LO INDUSTRIES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Lou Weisbach and Richard A. Magid, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, no par value, of HA-LO INDUSTRIES, INC. standing in the name of the undersigned on the Company's books at the close of business on April 23, 1997 at the Annual Meeting of Shareholders to be held in the Assembly Room of Harris Trust and Savings Bank, 111 West Monroe Street, 8th Floor East, Chicago, Illinois 60606, at 10:00 a.m., local time, on Monday, June 2, 1997, or at any postponement(s) or adjournment(s) thereof, as follows:






          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE
                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


                                                          FOR  WITHHOLD  FOR ALL
                                                          ALL    ALL     EXCEPT
1. ELECTION OF DIRECTORS                                  / /    / /       / /
   Nominees: Lou Weisbach, Linden D. Nelson, Seymour N.
   Okner, Richard A. Magid, David C. Robbins, David B.
   Hermelin, Thomas Herskovits, Jordon R. Katz,
   Marshall J. Katz and Neil A. Ramo


_________________________________________________________

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE
PROVIDED ABOVE

                                                          FOR  AGAINST  ABSTAIN
2. APPROVAL OF THE HA-LO INDUSTRIES, INC. 1997            / /    / /      / /
   STOCK PLAN (RESTATED).

The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Shareholders or any postponement(s) or adjournment(s) thereof, or, if only one be present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 and 3.

                                                          FOR  AGAINST  ABSTAIN
3. RATIFICATION OF THE REAPPOINTMENT OF ARTHUR            / /    / /      / /
   ANDERSEN LLP AS THE COMPANY'S AUDITORS FOR 1997.

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement(s) or adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  / /

____________________________________________

MARK HERE IF YOU PLAN TO ATTEND THE MEETING / /

____________________________________________

Dated ______________________________________________________________, 1997

____________________________________________________________________
                             Signature

____________________________________________________________________
                             Signature

(Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.)